UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

HUBSPOT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36680	20-2632791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Canal Park, Cambridge, Massachusetts 02131
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (888) 482-7768

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	HUBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 below, the stockholders of HubSpot, Inc. (the “Company”) approved the Company’s 2024 Stock Option and Incentive Plan (the “2024 Plan”) at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) held on June 11, 2024. The 2024 Plan was previously approved by the Company’s Board of Directors (the “Board”). The 2024 Plan, which became effective upon the stockholders’ approval at the Annual Meeting, replaces the Company’s 2014 Stock Option and Incentive Plan, as amended (the “2014 Plan”). No further awards will be made under the 2014 Plan, but the 2014 Plan will continue to govern awards previously granted under it.

A description of the 2024 Plan is included in Proposal 4 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2024 (the “Proxy Statement”), which summary is incorporated in its entirety herein by reference. The descriptions of the 2024 Plan contained herein and in the Proxy Statement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the 2024 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described in Item 5.07 below, at the Annual Meeting, upon the recommendation of the Board, the Company's stockholders approved an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to limit the liability of certain officers of the Company in certain circumstances as permitted by Delaware law.

On June 13, 2024, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware and the Certificate of Amendment became effective upon filing.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 11, 2024, to consider and vote on the five proposals set forth below, each of which is described in greater detail in the Proxy Statement. The final voting results are set forth below.

Proposal 1 – Election of Directors

The stockholders elected each of the three persons named below to serve as a Class I director to serve a three-year term ending at the 2027 annual meeting or until his or her successor is elected and qualified. The results of such vote were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non- Votes
Brian Halligan	38,187,421	2,726,927	25,767	5,727,647
Ron Gill	38,948,392	1,954,461	37,262	5,727,647
Jill Ward	30,514,756	10,394,957	30,402	5,727,647

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of PricewaterhouseCoopers LLP to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2024. The results of such vote were as follows:

Votes For	Votes Against	Abstentions
46,336,500	260,605	70,657

Proposal 3 – To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers

The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
36,418,969	4,486,311	34,835	5,727,647

Proposal 4 – To approve the Company's 2024 Stock Option and Incentive Plan

The stockholders approved the 2024 Plan. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
36,222,429	4,690,445	27,241	5,727,647

Proposal 5 - To approve an amendment to the Company's Seventh Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company in certain circumstances as permitted by Delaware law

The stockholders approved the Certificate of Amendment to limit the liability of certain officers in certain circumstances as permitted pursuant to recent amendments to Delaware law. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
32,882,554	8,021,005	36,556	5,727,647

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation dated June 13, 2024.
10.1	HubSpot, Inc. 2024 Stock Option and Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HubSpot, Inc.

June 14, 2024	By:	/s/ Alyssa Harvey Dawson
Name: Alyssa Harvey Dawson
Title: Chief Legal Officer